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                                                                     EXHIBIT 5.1

              [Letterhead of LeBoeuf, Lamb, Greene & MacRae, L.L.P]

                                                     June 11, 2003

Public Service Company of Colorado
1225 17th Street
Denver, Colorado  80202

Ladies and Gentlemen:

                  We have acted as counsel for Public Service Company of Colorado, a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-4 (the "Registration Statement"), relating to the offer to exchange 4.875% First Collateral Trust Bonds, Series No. 12 due 2013 (the "Bonds") for any and all outstanding 4.875% First Collateral Trust Bonds, Series No. 11 due 2013 (the "Original Bonds").

                  The Bonds will be issued pursuant to an Indenture dated as of October 1, 1993 the ("Bond Indenture"), between the Company and U.S. Bank Trust National Association, as successor trustee thereunder (the "Bond Trustee").

                  In connection with this opinion, we have examined a copy of the Registration Statement and such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

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Public Service Company of Colorado
June 11,2003
Page 2

                  Based on the foregoing examination, and subject to the qualifications and limitations contained herein, we are of the opinion that:

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Colorado.

         2. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act; and (ii) all orders, consents or other authorizations of the Public Utilities Commission of the State of Colorado (the "CPUC") required for the valid issuance and sale of the Bonds have been obtained, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Bonds.

         3. When a Board Resolution or Officer's Certificate within the meaning of the Bond Indenture has been issued or a supplemental indenture entered into, in accordance with the Bond Indenture detailing the establishment of the Bonds, such Bonds will have been duly authorized by the Company.

         4. Upon the execution and filing with the Bond Trustee of the proper papers with respect to the Bonds, the Bonds will be issuable under the terms of the Bond Indenture.

         5. When the Bonds have been duly executed, authenticated and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and the Original Bonds have been validly tendered and not withdrawn prior to the expiration date of the exchange offer, the Bonds will be legally issued and binding obligations of the Company and will be entitled to the benefits of the Bond Indenture on a parity with the securities of other series which may be thereafter issued pursuant to the terms of such indenture (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

                  We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the securities to be registered pursuant to the Registration Statement.

                  Our opinion expressed above is limited to the laws of the State of New York and the State of Colorado, and the federal laws of the United States of America.


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Public Service Company of Colorado
June 11,2003
Page 3


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the headings "Description of the Exchange First Collateral Trust Bonds" and "Description of the 1939 Mortgage" in the prospectus forming a part of the Registration Statement.

                                    Very truly yours

                                    /S/ LeBoeuf, Lamb, Greene & MacRae, L.L.P